Exhibit 5.1

EDWARD T. SWANSON

Attorney At Law
2071 N. Altadena Drive
Altadena, California 91001
Phone: (310) 283-1035 Fax: (866) 397-0114
Email: etswanson@att.net

September 5, 2023

Gamer Pakistan Inc.
Attn: James Knopf, CEO

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Gamer Pakistan Inc., a Delaware corporation (the "***Company***"), in connection with the preparation of the Company's registration statement on Form S-1 under the Securities Act of 1933, as amended (the "***Securities Act***"), initially confidentially submitted as a draft by the Company with the Securities and Exchange Commission (the "***Commission***") on March 7, 2023, confidentially amended on March 15, 2023, March 20, 2023 and June 5, 2023, publicly filed with the Commission on July 12, 2023, and amended on August 17, 2023, August 18, 2023 and September 5, 2023, as thereafter amended or supplemented (the "***Registration Statement***"), relating to (i) the underwritten public offering of up to 1,955,000 shares of the Company's common stock, par value $0.0001 per share (the "***Company Shares***"), including up to 255,000 Company Shares that may be sold by the Company upon the exercise of an option to purchase additional Company Shares to be granted to the underwriters and (ii) 1,706,329 shares of the Company's common stock to be sold by the selling stockholders identified in the Registration Statement (the "***Secondary Shares***").

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "***Documents***"):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Securities Act;

2. The Certificate of Incorporation of the Company, substantially in the form filed as Exhibit 3.1 to the Registration Statement;

3. The Bylaws of the Company, substantially in the form filed as Exhibit 3.2 to the Registration Statement;

4. Resolutions, adopted by the Board of Directors of the Company (the "***Board***"), relating to, among other matters, the issuance of the Shares (the "***Resolutions***");

5. The form of underwriting agreement to be entered into by and between the Company and WestPark Capital, Inc., substantially in the form filed as Exhibit 1.1 to the Registration Statement;

6. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no termination, waiver or amendment of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. The Company Shares have been duly authorized and, when issued and delivered in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and non-assessable.

2. The Secondary Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We render this opinion with respect to, and express no opinion herein concerning the application or effect of the law of any jurisdiction other than, the existing laws of the United States of America, and of the Nevada Revised Statutes and the Delaware General Corporation Law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are (i) "experts" within the meaning of Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or (ii) within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Edward T. Swanson

Edward T. Swanson, Esq.